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                                                                  EXHIBIT 23.2


                 [Goldberg, Godles, Wiener & Wright Letterhead]


                                                              September 2, 1998


OpTel, Inc.
1111 W. Mockingbird Lane
Dallas, Texas 75247


Ladies and Gentlemen:


     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement") and to the use of this consent as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Goldberg, Godles, Wiener & Wright